EXHIBIT 23.3




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                         CONSENT OF ALLEN C. EWING & CO.



         We hereby consent to the filing of our opinion to Liberty Holding Company and Liberty Bank as an exhibit to the Prospectus/Proxy Statement
included  in  the  Registration   Statement  on  Form  S-4  of  Whitney  Holding
Corporation and to the references to us and to our opinion in the Prospectus/Proxy Statement that forms a part of the Registration Statement. In giving this consent we do not concede that we are within any category of persons whose consent is required in the Registration Statement.



                                         ALLEN C. EWING & CO.



                                         By: /s/ Benjamin C. Bishop, Jr.
                                             -----------------------------------
                                                 Benjamin C. Bishop, Jr.
                                                 Chairman of the Board


Jacksonville, Florida
   July 22, 1996


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